UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2014

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
Effective as of October 6, 2014, Columbia Property Trust, Inc. (the “Company”) entered into an indemnification agreement in the form approved by the board of directors of the Company with each current director and certain officers of the Company.
Under each indemnification agreement, the Company agreed, among other things, to indemnify each director and officer, under the circumstances and to the extent provided for therein, to the maximum extent permitted by Maryland law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or officer in any action or proceeding arising out of the person’s services as a director or officer. The indemnification agreement also provides for the advancement of expenses relating to the indemnification obligations.
The foregoing summary of the terms of the indemnification agreement is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the form of the indemnification agreement. The form of indemnification agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 8.01.    Other Events.
The Board of Directors of the Company has determined that the date for the Company’s 2015 Annual Meeting of Stockholders will be May 4, 2015. This date is more than 30 days before the anniversary date of the Company’s 2014 annual meeting. The Company anticipates commencing mailing its 2015 proxy statement to stockholders on or about March 25, 2015. In accordance with Rule 14a-5(f) of the Exchange Act, the following information replaces the information provided on page 48 of the Company’s 2014 proxy statement with respect to applicable deadlines for stockholder proposals.
Rule 14a-8 Stockholder Proposals
Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2015 annual meeting must be received by our Corporate Secretary at our executive offices no later than November 25, 2014.
Stockholder Proposal of Business or Nomination of Directors Outside of Rule 14a-8
Stockholder proposals or nominations for director to be brought before our 2015 annual meeting other than in accordance with Rule 14a-8 must satisfy the requirements of Article II, Section 2.12 of our Bylaws. To be timely, written notice of such proposal must be delivered to the Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, written notice must be delivered to the Corporate Secretary not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. As a result of the advancement of the 2015 annual meeting by more than 30 days compared to the 2014 annual meeting, such written notice of proposals or nominations must be delivered to the Corporate Secretary between December 5, 2014 and 5:00 p.m., Eastern Time, on January 4, 2015. The notice of the proposal or nomination must address the specific information set forth in our Bylaws.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement between the Company and its directors and certain officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: October 6, 2014	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer